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# Pineapple Financial Inc. Announces Pricing of Initial Public Offering

Pineapple Financial Inc. - (GLOBE NEWSWIRE)
Oct 31, 2023

TORONTO, Oct. 31, 2023 (GLOBE NEWSWIRE) -- Pineapple Financial Inc. (the "Company") (NYSE American: PAPL), Canada's tech-focused mortgage brokerage with an integrated network of partner brokerages and agents across the country, today announced the pricing of its initial public offering (the "Offering") of 875,000 common shares at a public offering price of US$4.00 per share. The common shares are expected to begin trading on the NYSE American Exchange on November 1, 2023, under the ticker symbol "PAPL".

The Company expects to receive aggregate gross proceeds of US$3.5 million from this Offering, before deducting underwriting discounts and other related expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 131,250 common shares at the public offering price, less the underwriting discounts. The Offering is expected to close on November 3, 2023, subject to satisfaction of customary closing conditions.

Proceeds from the Offering will be used for (i) improving technology; (ii) developing the Company's subsidiary Pineapple Insurance Inc.; (iii) expansion of business in Canada and North America; (iv) working capital and other general corporate purposes.

EF Hutton, division of Benchmark Investments, LLC ("EF Hutton"), is acting as sole book-running manager for the Offering. Dominari Securities LLC is acting as co-manager for the Offering. Sichenzia Ross Ference LLP is acting as counsel to the Company, and Lucosky Brookman LLP is acting as counsel to the underwriters in connection with the Offering.

A registration statement on Form S-1 relating to the Offering, as amended, was filed with the Securities and Exchange Commission (the "SEC") (File Number: 333-268636) and was declared effective by the SEC on October 12, 2023. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering, when available, may be obtained from EF Hutton, Attn: Syndicate Department, 590

Madison Avenue, 39th Floor, New York, NY 10022, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. In addition, a copy of the prospectus relating to the Offering may be obtained via the SEC's website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the Company's securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company's securities in any state or jurisdiction in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Pineapple Financial Inc.

Pineapple is a leader in the Canadian mortgage industry, breaking the mold by focusing on both the long-term success of agents and brokerages, as well as the overall experience of homeowners. With approximately 600 brokers within the network, Pineapple utilizes cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their ultimate dream of owning a home. Pineapple is active within the community and is proud to sponsor cancer charities across Canada, improving the lives of fellow Canadians touched by cancer.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company's proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company's current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the registration statement filed with the SEC. Although the Company believes that the

expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company's registration statement and other filings with the SEC. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov.

Media Contact:

For media inquiries, please contact Dennis Welsh, Senior Director of Marketing, at Pineapple

Email: dennis@gopineapple.com

Investor Relations Contact:

For investor relations inquiries, please contact Scott Powell, Chief Executive Officer, at Skyline Corporate Communications Group, LLC

Email: scott@skylineccg.com

Phone: +1 (646) 893-5835